UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 17, 2011
Date of Report (Date of earliest event reported)

DESTINY MEDIA TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-28259	84-1516745
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

750 – 650 West Georgia Street
Vancouver, British Columbia, Canada	V6B 4N7
(Address of principal executive offices)	(Zip Code)

(604) 609-7736
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Destiny Media Technologies Inc. (“Destiny”) and its subsidiaries, Destiny Software Productions Inc. and MPE Distribution, Inc., entered into a settlement agreement dated June 17, 2011 (the “Settlement Agreement”) with Yangaroo Inc. (“Yangaroo”) whereby the parties have agreed to settle all litigation between them. The parties had been engaged in two outstanding Canadian lawsuits (Federal Court of Canada Court File No. T-413-06 and Ontario Superior Court bearing Ontario Court File No. 07-CV-38068), in which Destiny was plaintiff and defendant by counterclaim, and a lawsuit in the United States (US District Court for the Eastern District of Wisconsin Green Bay Division Case No. 1:09-CV-00462), in which Destiny was defendant. The US District Court lawsuit had been previously dismissed with the dismissal upheld on appeal.

Under the terms of the Settlement Agreement, Destiny and Yangaroo agreed to dismiss and/or discontinue all outstanding litigation, including claims against officers of Destiny and Yangaroo, and Destiny agreed to drop the Canadian patent invalidity proceedings. In consideration of the settlement, Yangaroo paid Destiny a lump sum amount totaling $600,000 (Canadian Funds), and granted Destiny a cost and royalty free, non-exclusive, worldwide, irrevocable, license to two patents, held by Yangaroo, that pertains to the secure distribution of content to authorized persons. Each party has agreed not to make any claim for costs against the other party.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit

10.1	Settlement Agreement dated June 17, 2011 among Destiny Media Technologies Inc., Destiny Software Productions Inc., MPE Distribution, Inc. and Yangaroo Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DESTINY MEDIA TECHNOLOGIES INC.

Date: June 28, 2011
	By:	/s/ Steven E. Vestergaard

STEVEN E. VESTERGAARD
Chief Executive Officer and President